Exhibit 99.1

FOR IMMEDIATE RELEASE May 9, 2006	Media Contact: Analyst Contact:	Andrea Smith 702-367-5843 Britta Carlson 702-367-5624
Nevada Power Prices Private Offering of 6.50% General and Refunding Mortgage Notes, Series O, Due 2018
LAS VEGAS, NV, May 09, 2006 — Nevada Power Company (the “Company”), a wholly-owned subsidiary of Sierra Pacific Resources (NYSE: SRP), today announced that it priced a private offering of $250 million principal amount of its 6.50% General and Refunding Mortgage Notes, Series O, due May 15, 2018. The notes are expected to be delivered on or about May 12, 2006.
Proceeds from the offering, together with available cash, will be utilized to fund the redemption on May 30, 2006 of $78 million aggregate principal amount of the Company’s 7.20% Industrial Development Revenue Bonds, Series 1992C, due 2022, which are secured by a like principal amount of the Company’s First Mortgage Bonds, and the redemption on June 7, 2006 of approximately $72,165,000 aggregate principal amount of the Company’s 7.75% Junior Subordinated Debentures due 2038. The Company intends to use the remaining approximately $96 million to repay amounts outstanding under its Revolving Credit Facility.
The notes will be secured by the lien of the Company’s General and Refunding Mortgage Indenture, which constitutes a lien on substantially all of the Company’s real property and tangible personal property located in the State of Nevada. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in compliance with Regulation S under the Securities Act. The notes will not be registered under the Securities Act and may not be offered or sold by holders thereof without registration unless an exemption from such registration is available. This press release does not constitute an offer to sell these notes, nor a solicitation for an offer to purchase these notes, nor is it a solicitation of any proxy or consent for any purpose.
The Company is a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and their adjoining areas, including Nellis Air Force Base and the Department of Energy’s Nevada Test Site in Nye County. The Company provides electricity to approximately 774,000 residential and business customers.
Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Other subsidiaries include the Tuscarora Gas Pipeline

Company, which owns 50 percent interest in an interstate natural gas transmission partnership and several unregulated energy services companies.
This press release may contain forward-looking statements regarding the future performance of the Company within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. If the Company is unable to consummate the offering of the notes in a timely manner, its liquidity will be adversely affected. Additional cautionary statements regarding other factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K for the year ended December 31, 2005 and the Company’s Form 10-Q for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.